EXHIBIT - 99.1


                                  Kevin Curtin
                                Attorney At Law
                    10115 Greenwood Avenue North, Suite 298
                               Seattle, WA  98133


Breezy Point Fund Inc.

Gentlemen:

I have been asked to provide this opinion in connection with the registration under the Securities Act of 1933 ("Securities Act") of 1,500,000 shares of the Common Capital Stock (par value $0.01 per share) of the Breezy Point Fund Inc. ("Fund").

I have examined the Certificate of Incorporation of the Fund, the Bylaws of the Fund, various pertinent corporate proceedings and such other items considered to be material to determine the legality of the authorized but unissued shares of the Fund's common stock.

Based upon the foregoing, it is my opinion that, upon effectiveness of the Securities Act Registration Statement of the Fund, filed pursuant to the provisions of Section 24(e) of the Investment Company Act of 1940 to register 1,500,000 shares of the Fund's common stock ($0.01 per share par value), and during such time as such Registration Statement continues to be in effect, the Fund will be authorized to solicit, and cause to be solicited, share purchase orders, and to issue its shares for a cash consideration, as described in the Fund's proposed Prospectus and Statement of Additional Information, which shares so issued will be validly issued, fully paid and non-assessable.

I offer no opinion with respect to the offer and sales of the Fund's securities under the security laws of the several states, the District of Columbia, any territory of the United States or any foreign country.

I consent to the inclusion of this opinion as an exhibit to the Securities Act Registration Statement of the Fund and to the reference in the Fund's Prospectus and/or Statement of Additional Information to the fact that this opinion concerning the legality of the issue on behalf of the Fund, as issuer, has been rendered by me.


Very Truly Yours,



_____________________________

Kevin Curtin







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